UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY
(AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) TO THE COMPANY OR ITS AGENT
FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTES ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE
REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE
EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT
TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO
A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                         1

                                                               CUSIP 898404 AB 4

REGISTERED                                                     PRINCIPAL AMOUNT:
No. 2                                                            **$50,000,000**

                           TRUSTREET PROPERTIES, INC.

                          7 1/2% SENIOR NOTES DUE 2015

Issue Date:                , 2005

                  Trustreet Properties, Inc., a Maryland corporation (the
"COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of Fifty Million Dollars ($50,000,000) on
April 1, 2015.

Interest Payment Dates:  April 1 and October 1, commencing April 1, 2006.

Record Dates:  March 15 and September 15.

                  Reference is hereby made to the further provisions of this
Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                            [SIGNATURE PAGE FOLLOWS]

                                        2

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                TRUSTREET PROPERTIES, INC.

                                By:
                                    --------------------------------------------
                                Name:  Curtis B. McWilliams
                                Title: Chief Executive Officer, President and
                                       Director

                                By:
                                    --------------------------------------------
                                Name:  Steven D. Shackelford
                                Title: Chief Financial Officer, Executive Vice
                                       President and Secretary

                                           3

                    (Trustee's Certificate of Authentication)

This is one of the 7 1/2% Senior Notes due 2015 described in the within-mentioned Indenture.

Dated:            , 2005

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:
    -----------------------------------
     Authorized Signatory

                           TRUSTREET PROPERTIES, INC.

                          7 1/2% Senior Notes due 2015

                  Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  1. Interest. The Company promises to pay interest on the
principal amount of this Note at 7 1/2% per annum from October 1, 2005 until maturity. The Company shall pay interest semi-annually in arrears on April 1 and
October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on this Note shall accrue from the most recent date to which interest has been paid; provided that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest
Payment Date for this Note shall be April 1, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any
Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the then applicable interest rate on the Notes; it shall pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.
Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company shall pay interest on this
Note (except defaulted interest) to the Persons who are registered Holders of this Note at the close of business on the record date immediately preceding the
Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the
Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the
Paying Agent. Such payment shall be in such coin or currency of the United
States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of March 23, 2005 ("INDENTURE") among the Company and the Trustee. The terms of the Notes

include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

                  5. Optional Redemption. (a) Except as set forth in
paragraph 5(b) below, the Company shall not have the option to redeem any Notes prior to April 1, 2010. On or after April 1, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

           Year                                              Percentage
           2010........................................        103.750%
           2011........................................        102.500%
           2012........................................        101.250%
           2013 and thereafter.........................        100.000%

                  (b) Notwithstanding the foregoing, at any time prior to April
1, 2008, the Company may redeem up to 35% of the aggregate principal amount of
Notes issued under the Indenture (including any Additional Notes) at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (A) at least 65% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes)
remains outstanding immediately after the occurrence of such redemption
(excluding Notes held by the Company or its Subsidiaries); and (B) the redemption must occur within 60 days of the date of the closing of such Equity
Offering.

                  6. Repurchase at Option of Holder. (a) The Company must
commence, within 30 days of the occurrence of a Change of Control, and, within
90 days of the occurrence of a Change of Control, consummate an Offer to
Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued interest (if any) to the Payment
Date.

                  (b) Within 365 days after the receipt of Net Cash Proceeds from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 5% of Adjusted Consolidated Net Tangible Assets
(determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted
Subsidiaries has been filed with the SEC or provided to the Trustee pursuant to
Section 4.03 of the Indenture), the Company will: (A)(i) apply an amount equal to such excess Net Cash Proceeds to permanently reduce Subsidiary Indebtedness or Secured Indebtedness owing to a Person other than the Company or any of its
Restricted Subsidiaries or (ii) invest an equal amount, or the amount not so applied pursuant to subclause (i) of this paragraph (or enter into a definitive agreement committing to so invest within 6 months after the date of such

                                        6

agreement), in Replacement Assets, or (B) apply (no later than the end of the
365-day period referred to in this paragraph 6) such excess Net Cash Proceeds
(to the extent not applied pursuant to clause (A)) as provided in the following paragraph. Pending the final application of any such excess Net Cash Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

                  The amount of excess Net Cash Proceeds required to be applied
(or to be committed to be applied) during such 365-day period as set forth in clause (A) or (B) of the immediately preceding paragraph and not applied as so required by the end of such period shall constitute "EXCESS PROCEEDS." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to Section 4.10 of the
Indenture totals at least $25.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to
Purchase from the Holders (and holders of other Pari Passu Indebtedness to the extent required by the terms thereof) on a pro rata basis an aggregate principal amount of Notes (and other such Pari Passu Indebtedness) equal to the Excess
Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

                  If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company or any of its Restricted Subsidiaries may use such
Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the
Notes and such other Pari Passu Indebtedness to be purchased shall be selected on a pro rata basis based on the principal amount of Notes and such other Pari
Passu Indebtedness tendered. Upon completion of each Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

                  7. Denominations, Transfer, Exchange. The Notes are in
registered form without interest coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the
Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. Transfer may be restricted as provided in the Indenture.

                  8. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

                  9. Amendment, Supplement and Waiver. Subject to certain
limited exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes
(including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default
or

compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the
Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder.

                  10. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the
Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
If any other Event of Default occurs and is continuing under the Indenture, the
Trustee or the Holders of at least 25% in aggregate principal amount of the
Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the
Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable, specifying the Event of
Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the
Trustee. Holders of at least a majority in principal amount of the outstanding
Notes by written notice to the Company and to the Trustee may, on behalf of the
Holders of all of the Notes, rescind and annul a declaration of acceleration pursuant to Section 6.04 of the Indenture, and its consequences, and waive any related existing Default or Event of Default if certain conditions are satisfied.

                  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken)
by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in Section 3.07(b) of the
Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

                  11. Trustee Dealings with Company. Subject to certain
limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  12. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in

respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in this Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

                  13. Authentication. This Note shall not be valid until
authenticated by the manual signature of the Trustee or an authenticating agent.

                  14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has
caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  15. Copies of Documents. The Company shall furnish to any
Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  If to the Company:

                  Trustreet Properties, Inc.
                  450 South Orange Avenue
                  Orlando, Florida 32801-3336
                  Facsimile No.: (407) 540-2102
                  Attention:  Chief Financial Officer

                  With a copy to:

                  Sidley Austin Brown & Wood LLP
                  787 Seventh Avenue
                  New York, New York 10019
                  Facsimile No.: (212) 839-5599
                  Attention:  Craig Chapman, Esq.

                  16. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (INSERT ASSIGNEE'S LEGAL NAME)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ---------------------

                             Your Signature:
                                            ------------------------------------
                                               Sign exactly as your name appears
                                                on the face of this Note)

Signature Guarantee*:
                      -------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                        10

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the
Company pursuant to Section 4.10 or 4.12 of the Indenture, check the appropriate box below:

                     [ ]  Section 4.10      [ ]  Section 4.12

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

                                          $-----------------

Date:
      ---------------------

                             Your Signature:
                                            ------------------------------------
                                               Sign exactly as your name appears
                                                on the face of this Note)

                             Tax Identification No.:
                                                    ----------------------------

Signature Guarantee*:
                      -------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                             Principal Amount at
                                                                                   Maturity
                          Amount of Decrease in     Amount of Increase in    of this Global Note       Signature of
                           Principal Amount at       Principal Amount at       Following such       Authorized Officer
                                Maturity                   Maturity             decrease (or           of Trustee or
    Date of Exchange       of this Global Note       of this Global Note          increase)           Note Custodian
    ----------------       -------------------       -------------------          ---------           --------------

                                       12